EXHIBIT A
AGREEMENT OF JOINT FILING
     In accordance with Rule 13d-1(k) under Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13D or any amendments thereto, with respect to the common stock of ASA (Bermuda) Limited and that this Agreement be included as an attachment to such filing.
     This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same Agreement.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 2nd day of October, 2007.

THE CARROUSEL FUND LTD.
By:	/s/ Bruno Sangle-Ferriere
	Name:	Bruno Sangle-Ferriere
	Title:	Attorney-in-fact

THE CARROUSEL FUND II LIMITED
By:	/s/ Bruno Sangle-Ferriere
	Name:	Bruno Sangle-Ferriere
	Title:	Attorney-in-fact

BENCHMARK PLUS MANAGEMENT, LLC
By:	/s/ Bruno Sangle-Ferriere
	Name:	Bruno Sangle-Ferriere
	Title:	Attorney-in-fact

CARROUSEL CAPITAL LTD.
By:	/s/ Bruno Sangle-Ferriere
	Name:	Bruno Sangle-Ferriere
	Title:	Director

/s/ Bruno Sangle-Ferriere
Bruno Sangle-Ferriere